SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 1, 2015

    SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

 Does Not Apply
(Former name or former address, if changed since last report)

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the "Annual Meeting") of Security National Financial Corporation (the "Company") was held on July 6, 2016, in Salt Lake City, Utah.  As of the record date, there were issued and outstanding 13,137,697 shares of Class A common stock and 1,716,024 shares of Class C common stock, such Class C shares representing a weighted voting total of 17,160,240 Class C common shares, for a combined voting total of 30,297,937 Class A and Class C common shares.  At the Annual Meeting there was present or represented by proxy a total of 9,387,455 Class A common shares (or approximately 71% of the outstanding Class A shares) and 1,679,052 Class C common shares (or approximately 98% of the outstanding Class C shares), such Class C shares representing a weighted voting total of 16,790,520 Class C common shares for a  combined voting total of 26,177,975 Class A and Class C common shares (approximately 86% of the outstanding Class A and Class C shares).  Accordingly, under Article IX of the Company's Articles of Incorporation and the Utah Revised Business Corporation Act, the combined voting total of Class A and Class C common shares was a majority of the outstanding voting total of shares of Class A and Class C common stock and constituted a quorum for the Annual Meeting.

At the Annual Meeting, the Company's stockholders (i) approved the election of Scott M. Quist, H. Craig Moody, Jason G. Overbaugh, John L. Cook, Gilbert A. Fuller, Robert G. Hunter, M.D., S. Andrew Quist and Norman G. Wilbur as directors of the Company; (ii) approved, on an advisory basis, the compensation of the Company's named executive officers; (iii) approved the amendment to the Company's Articles of Incorporation to increase the authorized capital stock of the Company from 32,000,000 shares to 33,000,000 shares by increasing the number of authorized shares of Class C common stock from 2,000,000 shares to 3,000,000 shares; and (iv) ratified the appointment of Eide Bailey LLC as the Company's independent registered public accountants for the fiscal year ending December 31, 2016.

The results of the voting at the Annual Meeting on the matters submitted to the stockholders are set forth below.  It should be noted that at the Company's Annual Stockholders Meeting held on July 2, 2014, the stockholders approved a resolution providing for a 1-for-10 reverse stock split of the Company's Class C common stock and for weighted voting of the Class C common stock.  As a result, each share of Class C common stock has weighted voting of ten votes per share and may be converted into one share of Class A common stock. The voting results at the Annual Meeting set forth below reflect the weighted voting for the Class C common shares.

1.  To elect three directors to be voted upon by Class A common stockholders voting separately as a class to serve until the 2017 Annual Meeting and until their successors are duly elected and qualified.

Name	Class	Votes For	Votes Withheld
Scott M. Quist Jason G. Overbaugh Gilbert A. Fuller	Class A Class A Class A	7,424,706 7,416,824 7,424,261	211,581 219,463 212,026

2.  To elect the remaining five directors to be voted upon by Class A and Class C common stockholders together to serve until the 2017 Annual Meeting and until their successors are duly elected and qualified.

Name	Class	Votes For	Votes Withheld

John L. Cook	Class A	7,422,724	213,563
	Class C	16,790,520	–
	Total	24,213,244	213,563

Robert G. Hunter, M.D.	Class A	7,424,849	211,438
	Class C	16,790,520	–
	Total	24,215,369	211,438

H. Craig Moody	Class A	7,424,787	211,500
	Class C	16,790,520	–
	Total	24,215,307	211,500

S. Andrew Quist	Class A	7,384,642	251,645
	Class C	16,788,550	1,970
	Total	24,173,192	253,615

Norman G. Wilbur	Class A	5,539,931	2,096,356
	Class C	16,790,520	–
	Total	22,330,451	2,096,356

3.  To approve, on an advisory basis, the compensation of the Company's named executive officers.

Class	Votes For	Votes Against	Votes Abstaining
Class A Class C Total	7,174,801 16,788,550 23,963,351	448,041 1,970 450,011	13,444 – 13,444

4.  To approve the amendment to the Company's Articles of Incorporation to increase the authorized capital stock of the Company from 32,000,000 shares to 33,000,000 shares by increasing the number of authorized shares of Class C common stock from 2,000,000 shares to 3,000,000 shares.

Class	Votes For	Votes Against	Votes Abstaining
Class A Class C Total	7,885,203 16,788,550 24,673,753	1,423,530 1,970 1,425,500	6,081 – 6,081

5.  To ratify the appointment of Eide Bailey LLC as the Company's independent registered public accountants for the fiscal year ended December 31, 2016.

Class	Votes For	Votes Against	Votes Abstaining
Class A Class C Total	9,273,666 16,790,520 26,064,186	107,630 – 107,630	6,159 – 6,159

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: July 8, 2016	By: /s/ Scott M. Quist
Scott M. Quist, Chairman, President
and Chief Executive Officer